UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2017

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

VUHI and Vectren Capital Credit Agreements

On July 14, 2017, Vectren Utility Holdings, Inc. (VUHI) and Vectren Capital Corp. (Vectren Capital), both wholly owned subsidiaries of Vectren Corporation (the Company), closed on respective credit agreements with a group of lenders.   The lenders include Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer and Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., and MUFG Union Bank, N.A., as co-syndication agents and letter of credit issuers.

The VUHI Credit Agreement is jointly and severally guaranteed by its wholly owned subsidiaries, Indiana Gas Company, Inc.; Southern Indiana Gas and Electric Company; and Vectren Energy Delivery of Ohio, Inc. and provides for a credit facility of revolving commitments in the aggregate amount of $400,000,000 with a $10,000,000 swing line sublimit and a $20,000,000 letter of credit sublimit.

The Vectren Capital Credit Agreement is guaranteed by the Company and provides for a credit facility of revolving commitments in the aggregate amount of $200,000,000 with a $40,000,000 swing line sublimit and a $80,000,000 letter of credit sublimit.

These credit agreements mature on July 14, 2022 and replace current bank credit agreements that had an original maturity date of October 31, 2019.   The total $600,000,000 of capacity between the two lines remains unchanged; however, the VUHI Credit Agreement commitment was increased by $50,000,000 as compared to the prior credit agreement, and the Vectren Capital Credit Agreement commitment was decreased by $50,000,000.

The VUHI Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Vectren Capital Agreement is attached as Exhibit 10.2.

Item 1.01. Entry into a Material Definitive Agreement

VUHI Note Purchase Agreement

On July 14, 2017, Vectren Utility Holdings, Inc. (VUHI), a wholly owned subsidiary of Vectren Corporation, entered into a private placement Note Purchase Agreement pursuant to which institutional investors have agreed to purchase the following tranches of notes: (i) $100,000,000 3.26% Guaranteed Senior Notes, Series A, due August 28, 2032 and (ii) $100,000,000 3.93% Guaranteed Senior Notes, Series B, due November 29, 2047.  The notes will be jointly and severally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., wholly owned subsidiaries of VUHI.

Subject to the satisfaction of customary conditions precedent, the Series A note proceeds will be received on August 28, 2017 and the Series B proceeds will be received on November 29, 2017. The Note Purchase Agreements contain customary representations, warranties, and covenants. A copy of the Note Purchase Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.    Exhibits.
Exhibit Number	Description
4.1	Note Purchase Agreement for Vectren Utility Holdings, Inc. dated July 14, 2017
10.1

Credit Agreement, dated as of July 14, 2017, among Vectren Utility Holdings, Inc., as borrower (VUHI); certain subsidiaries of VUHI, as guarantors; Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer; Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as co-syndication agents and letter of credit issuers; and the other lenders

10.2

Credit Agreement, dated as of July 14, 2017, among Vectren Capital, Corp., as borrower; Vectren Corporation, as guarantor; Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer; Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as co-syndication agents and letter of credit issuers; and the other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
July 17, 2017

By: /s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

The following Exhibits are filed as part of this Report to the extent described in Item 1.01 and 2.03:

Exhibit Number	Description
4.1	Note Purchase Agreement for Vectren Utility Holdings, Inc. dated July 14, 2017
10.1

Credit Agreement, dated as of July 14, 2017, among Vectren Utility Holdings, Inc., as borrower (VUHI); certain subsidiaries of VUHI, as guarantors; Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer; Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as co-syndication agents and letter of credit issuers; and the other lenders

10.2

Credit Agreement, dated as of July 14, 2017, among Vectren Capital, Corp., as borrower; Vectren Corporation, as guarantor; Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer; Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and MUFG Union Bank, N.A., as co-syndication agents and letter of credit issuers; and the other lenders